Exhibit 99.1

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS
For the years ended December 31, 2014 and 2013

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Ernst & Young Ltd Maagplatz 1 P.O. Box CH-8010 Zurich

To the General Meeting of
Transocean Ltd., Steinhausen
Zurich, February 25, 2015

Report of the statutory auditor on the financial statements
As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes (pages SR-2 to SR-11), for the year ended December 31, 2014.

Board of Directors’ responsibility
The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements for the year ended December 31, 2014 comply with Swiss law and the company’s articles of incorporation.

Report on other legal requirements
We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We further confirm that the proposed appropriation of available earnings (pages SR-12 to SR-13) complies with Swiss law and the company’s articles of incorporation. We recommend that the financial statements submitted to you be approved.

We further confirm that the proposed appropriation of available earnings (pages SR-12 to SR-13) complies with Swiss law and the company’s articles of incorporation. We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Robin Errico	/s/ Jolanda Dolente
Licensed audit expert	Licensed audit expert
(Auditor in charge)

TRANSOCEAN LTD.
STATEMENTS OF OPERATIONS
(In thousands)

	Years ended December 31,
	2014		2013
Income
Guarantee fee income	chf	7,319	chf	16,451
Dividend income		2,043,659		—
Interest income		25		14
Total income		2,051,003		16,465

Costs and expenses
General and administrative		26,311		38,642
Depreciation expense		171		247
Interest expense		8,857		13,680
Total costs and expenses		35,339		52,569

Loss on impairment		(7,482,493)		—
Gain on currency exchange		44,643		6,429

Net loss	chf	(5,422,186)	chf	(29,675)

See accompanying notes.

TRANSOCEAN LTD.
BALANCE SHEETS
(in thousands)

	December 31,
	2014		2013
Assets
Cash	chf	15,412	chf	3,950
Receivables from affiliates		9,284		17,138
Trade and other current assets		2,295		1,948
Total current assets		26,991		23,036

Property and equipment		1,324		1,191
Less accumulated depreciation		1,324		1,023
Property and equipment, net		—		168

Investment in affiliates		9,954,217		17,436,710
Own shares		256,949		256,949
Other non-current assets		78		77
Total assets	chf	10,238,235	chf	17,716,940

Liabilities and shareholders’ equity
Interest payable to affiliates	chf	107	chf	4,223
Distribution payable		263,818		180,737
Trade and other current liabilities		1,563		28,341
Total current liabilities		265,488		213,301

Long-term note payable to affiliates		18,810		1,100,930
Total non-current liabilities		18,810		1,100,930

Share capital		5,607,459		5,607,459
Legal reserves
General legal reserves—reserve from capital contribution		8,363,622		9,552,457
Reserve for treasury shares—reserve from capital contribution		326,567		325,189
Free reserves
Dividend reserve from capital contribution		1,017,866		856,995
Retained earnings (accumulated loss)
Earnings brought forward from previous years		60,609		90,284
Net loss for the period		(5,422,186)		(29,675)
Total shareholders’ equity		9,953,937		16,402,709
Total liabilities and shareholders’ equity	chf	10,238,235	chf	17,716,940

See accompanying notes.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, the “Group”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS, our wholly-owned subsidiaries.  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its stock is listed on the New York Stock Exchange and on the SIX Swiss Exchange.

Note 2—Significant Accounting Policies

Presentation—We prepare our unconsolidated statutory financial statements in accordance with Swiss law by applying the requirements of the Swiss Code of Obligations.  The statutory financial statements are of overriding importance for the purpose of the economic and financial assessment of the Company.

Foreign currency—We maintain our accounting records in United States (“U.S.”) dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in foreign currencies using the year-end currency exchange rates, except prior-year transactions for our investments in affiliates and our equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in foreign currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2014	2013	2014	2013
CHF / USD	0.91	0.93	0.99	0.89
CHF / GBP	1.50	1.45	1.55	1.48
CHF / NOK	0.15	0.16	0.13	0.15

We recognize realized currency exchange gains and losses arising from business transactions and net unrealized currency exchange losses in current period earnings.  We defer net unrealized currency exchange gains and record such deferred gains in other current liabilities.

Cash—We hold cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Property and equipment—We record property and equipment at historical cost net of accumulated depreciation.  We generally recognize depreciation expense using the straight-line method.  Our property and equipment primarily consists of office equipment that has estimated original useful lives of four years.

Investments in affiliates—We record our investments in affiliates at acquisition cost less adjustments for impairment of value.  We evaluate our investments in affiliates for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Note 3—Investment in Affiliates

Overview—Our direct investments in affiliates were as follows (in thousands, except percentages and share capital):

Company name	Purpose	Domicile	Ownership interest	Share capital		Investment at December 31,
						2014		2013
Transocean Inc.	Holding	Cayman Islands	100%	usd	0.01	chf	9,185,861	chf	16,476,108
Transocean Management Ltd.	Management and administration	Geneva, Switzerland	90%	chf	100.00	chf	90	chf	90
Transocean Services AS	Holding	Norway	99%	nok	100.00	chf	768,266	chf	960,512

Impairment—As a result of the annual impairment test  we concluded that the carrying amount of the investments in Transocean Inc. and Transocean Services AS was impaired.  Accordingly, we recognized an aggregate loss of CHF 7.5 billion associated with the impairments.  See Note 11—Subsequent Events.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

At December 31, 2014 and 2013, our principal indirect investments in affiliates were as follows:

Company name	Purpose	Domicile	Ownership interest
Global Marine Inc.	Leasing / operating	United States	100%
GSF Leasing Services GmbH	Leasing	Zug, Switzerland	100%
Sedco Forex Holdings Limited	Leasing / operating	Cayman Islands	100%
Sedco Forex International Inc.	Leasing / operating	Panama	100%
Transocean Drilling Offshore S.a.r.l	Leasing / operating	Luxembourg	100%
Transocean Financing GmbH	Financing	Zug, Switzerland	100%
Transocean Hungary Holdings LLC	Leasing / operating	Hungary	100%
Transocean Norway Drilling AS	Holding	Norway	100%
Transocean Offshore Deepwater Drilling Inc.	Leasing / operating	United States	100%
Transocean Offshore Holdings Limited	Holding	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Leasing / operating	Cayman Islands	100%
Transocean Partners Holdings Limited*	Holding	Cayman Islands	100%
Transocean Partners LLC*	Holding	Marshall Islands	71%
Transocean Entities Holdings GmbH	Holding	Zug, Switzerland	100%
Transocean Worldwide Inc.	Holding	Cayman Islands	100%
Triton Asset Leasing GmbH	Leasing	Zug, Switzerland	100%
Triton Hungary Investments 1 LLC	Holding	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Leasing	Zug, Switzerland	100%

*Transocean Partners Holdings Limited and Transocean Partners LLC were identified as significant indirect investments in the year ended December 31, 2014.

Note 4—Own Shares

Overview—The following is a summary of changes in the registered shares (i) that were repurchased under our share repurchase program for cancellation purposes and (ii) held by Transocean Inc., to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Treasury shares	Total shares issued		Percentage of issued
Balance at December 31, 2012	14,315	373,831	(a)	3.83%
Transfers under share-based compensation plans	(1,258)
Balance at December 31, 2013	13,057	373,831		3.49%
Transfers under share-based compensation plans	(1,515)
Balance at December 31, 2014	11,542	373,831		3.09%
_____________________________________________
(a)	Total shares issued included the additional 8.7 million authorized share capital increased in May 2012.

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion, equivalent to approximately USD 3.5 billion using a currency exchange rate of USD 1.00 to CHF 0.99 as of the close of trading on December 31, 2014.  In the years ended December 31, 2014 and 2013, we did not repurchase any shares under the share repurchase program.  At December 31, 2014 and 2013, we held 2.9 million of our shares, repurchased under the share repurchase program, with an aggregate carrying amount of CHF 257 million.  The carrying amount of these shares is recorded at historical cost because we have designated these shares to be cancelled.

Shares held by subsidiary—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares.  We record transfers of such shares at historical cost.  In the years ended December 31, 2014 and 2013, we transferred 1.5 million and 1.3 million shares, respectively, from the treasury shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans.  In the years ended December 31, 2014 and 2013, we received cash proceeds of CHF 1 million and CHF 4 million, respectively, in connection with treasury shares transferred in exchange for options exercised under our share-based compensation plans.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Note 5—Shareholders’ Equity

Overview—Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Legal reserves				Free reserves
	Shares	Amount		General legal reserves – reserve from capital contribution		Reserve for treasury shares – reserve from capital contribution (a)		Dividend reserve from capital contribution		Retained earnings (accumulated loss)		Total shareholders’ equity
Balance at December 31, 2012	373,831	chf	5,607,459	chf	11,165,400	chf	307,300	chf	—	chf	90,284	chf	17,170,443
Treasury share transactions	—		—		(17,889)		17,889		—		—		—
Transfer to free reserve – dividend reserve from capital contribution	—-		—-		(1,595,054)		—		1,595,054		—		—
Distribution payable	—		—		—		—		(738,059)		—		(738,059)
Net loss	—		—		—		—		—		(29,675)		(29,675)
Balance at December 31, 2013	373,831		5,607,459		9,552,457		325,189		856,995		60,609		16,402,709
Treasury share transactions	—		—		(1,378)		1,378		—		—		—
Transfer to free reserve – dividend reserve from distribution payable	—		—		—		—		2,468		—		2,468
Transfer to general legal reserves - reserve from capital contribution	—		—		859,463		—		(859,463)		—		—
Transfer to free reserve – dividend reserve from capital contribution	—		—		(2,046,920)		—		2,046,920		—		—
Distribution payable	—		—		—		—		(1,029,054)		—		(1,029,054)
Net loss	—		—		—		—		—		(5,422,186)		(5,422,186)
Balance at December 31, 2014	373,831	chf	5,607,459	chf	8,363,622	chf	326,567	chf	1,017,866	chf	(5,361,577)	chf	9,953,937
_____________________________________________
(a)
The reserve for treasury shares represents the aggregate cost of treasury shares held directly by Transocean Ltd. and indirectly by Transocean Ltd. through Transocean Inc.  During the years ended December 31, 2014 and 2013, Transocean Inc. withheld 34,492 and 384,758 treasury shares, respectively, through a broker arrangement and limited to statutory tax in satisfaction of withholding taxes due by our employees upon the vesting of restricted shares granted under our Long-Term Incentive Plan.  For the years ended December 31, 2014 and 2013, the aggregate value of treasury share transactions was CHF 1.4 million and CHF 17.9 million, respectively.  See Note 4—Own Shares.

Authorized share capital—In May 2014, at the annual general meeting, our shareholders approved an authorized share capital in the amount of CHF 336.5 million, authorizing the issuance of a maximum of 22.5 million fully paid-in shares with a par value of CHF 15 per share.  As of December 31, 2014 the entire amount of authorized share capital is available for issuance.

Conditional share capital—Our articles of association provide for conditional share capital that permits us to issue up to 167.6 million additional registered shares without obtaining additional shareholder approval.  The conditional shares may be issued under the following circumstances:

(1)
through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our registered shares or the shares of one of our group companies or any of their respective predecessors; or

(2)	in connection with the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.

Distributions to shareholders—In May 2014, at our annual general meeting, our shareholders approved a distribution of qualifying general legal reserves in the form of a U.S. dollar denominated dividend of USD 3.00 per outstanding share, payable in four installments of USD 0.75 per outstanding share, subject to certain limitations.  In May 2014, we transferred CHF 2.0 billion from general legal reserves—reserve from capital contribution to free reserves—dividend reserve from capital contribution, and we recognized a distribution payable of CHF 1.0 billion, with the corresponding entry to free reserves—dividend reserve from capital contribution.  On June 18, 2014, September 17, 2014 and December 17, 2014, we paid the first three installments, in the aggregate amount of CHF 765 million, to shareholders of record as of May 30, 2014, August 22, 2014 and November 12, 2014, respectively.  At December 31, 2014, the carrying amount of the unpaid distribution payable was CHF 264 million.

In May 2013, at our annual general meeting, our shareholders approved a distribution of qualifying general legal reserves in the form of a U.S. dollar denominated dividend of USD 2.24 per outstanding share, payable in four installments of USD 0.56 per outstanding share, subject to certain limitations.  In May 2013, we transferred CHF 1.6 billion from general legal reserves—reserve from capital contribution to free reserves—dividend reserve from capital contribution, and we recognized a distribution payable of CHF 738 million, with the corresponding entry to free reserves—dividend reserve from capital contribution.  On June 19, 2013, September 18, 2013 and December 18, 2013, we paid the first three installments, in the aggregate amount of CHF 557 million, to shareholders of record as of May 31, 2013, August 23, 2013 and November 15, 2013, respectively.  At December 31, 2013, the carrying amount of the unpaid distribution payable was CHF 181 million.  On March 19, 2014, we paid the final installment, in the aggregate amount of CHF 178 million, to shareholders of record as of February 21, 2014.  The remaining CHF 3 million was transferred back to the dividend reserve at that date. We also transferred CHF 859 million from free reserves—dividend reserve from capital contribution to general legal reserves—reserve from capital contribution as per the tax ruling dated April 2, 2013.

See Note 11—Subsequent Events.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

	December 31, 2014
Name	Number of shares	Percentage of issued share capital
BlackRock, Inc.	24,090	6.44%
Icahn Group	21,483	5.75%
Credit Suisse Group AG	19,847	5.31%
	December 31, 2013
Name	Number of shares	Percentage of issued share capital
BlackRock, Inc.	22,602	6.05%
Franklin Resources, Inc.	22,163	5.93%
Icahn Group	21,483	5.75%

Own Shares—At December 31, 2014 and 2013, we held, directly and indirectly through Transocean Inc., 11.5 million registered shares and 13.1 million registered shares respectively, representing 3.09 percent and 3.49 percent of the issued share capital, respectively.  See Note 4—Own Shares.

Further, we agreed with Carl Icahn and certain investment funds managed by Mr. Icahn (collectively, the “Icahn Group”) to make certain proposals for approval by the shareholders at the 2014 annual general meeting.  These proposals related to the 2014 dividend distribution, Icahn Group designated board nominees, and an amendment to our articles of association regarding the maximum size of our board of directors.  The Icahn Group committed to certain standstill restrictions and to vote in favor of our slate of director nominees and certain other proposals our Board of Directors recommended at the 2014 annual general meeting.  At December 31, 2014 and December 31, 2013, the Company and the Icahn Group, together, held 33.0 million registered shares and 34.6 million registered shares, representing 8.83 percent and 9.26 percent, respectively, of the issued share capital.  Note that the most recent information on the individual beneficial shareholding of Icahn Group dated as of November 10, 2013, corresponding to approximately 21,483,000 registered shares.  The decrease in the reported number of registered shares held by us and the Icahn Group together is attributable to the decrease in own shares held by us as at December 31, 2014 compared to the own shares held by us as at December 31, 2013.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Shares held by board members—The members of our board of directors held our shares as follows:

	December 31, 2014		December 31, 2013
Name	Vested and unvested deferred units and restricted shares (a)	Stock options and stock appreciation rights	Vested and unvested deferred units and restricted shares (a)	Stock options and stock appreciation rights
Ian C. Strachan	43,871	—	37,751	—
Glyn A. Barker	14,601	—	10,502	—
Jagjeet Bindra (b)	—	—	14,270	—
Thomas W. Cason (b)	—	—	33,278	15,280
Vanessa C.L. Chang	15,645	—	10,702	—
Frederico F. Curado	9,703	—	4,760	—
Chad Deaton	16,445	—	11,502	—
Tan Ek Kia	19,213	—	14,270	—
Vincent J. Intrieri (c)	4,943	—	—	—
Steve Lucas (b)	—	—	14,270	—
Martin B. McNamara	57,966	—	53,023	—
Samuel Merksamer	9,703	—	4,760	—
Merrill A. “Pete” Miller, Jr. (d)	4,892	—	—	—
Edward R. Muller	34,829	11,460	29,792	13,370
Steven L. Newman	384,555	495,276	249,358	495,276
Robert M. Sprague (b)	—	—	29,421	—
Total	616,366	506,736	517,659	523,926
____________________________________________
(a)	Includes shares held privately, shares held in the U.S. retirement savings plan, and shares subject to deferred compensation.

(b)
Messrs. Bindra, Cason, Lucas, and Sprague did not stand for reelection at the 2014 annual general meeting held on May 16, 2014 and were not required to report beneficial ownership at December 31, 2014.

(c)	Mr. Intrieri was for the first time elected to the board of directors at the 2014 annual general meeting held on May 16, 2014.

(d)	Mr. Miller was for the first time elected to the board of directors at an extraordinary general meeting held on September 22, 2014.

Shares held by the executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operating Officer.

The members of our executive management team held our shares and the conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2014
Name	Number of shares held (a)	Number of granted shares vesting in 2015 (b)	Number of granted shares vesting in 2016 (b)	Number of granted shares vesting in 2017 (b)	Total shares
Steven L. Newman	109,027	109,579	135,827	30,122	384,555
Esa Ikäheimonen	9,800	37,081	46,879	10,389	104,149
John Stobart	12,953	35,774	43,024	9,559	101,310
Total	131,780	182,434	225,730	50,070	590,014
_____________________________________________
(a)	The number of shares held includes privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)
The number of granted shares vesting in the years ending December 31, 2015, 2016 and 2017 represents the vesting of previously granted time-based deferred units and performance-based contingent deferred units.

	December 31, 2013
Name	Number of shares held (a)	Number of granted shares vesting in 2014 (b)	Number of granted shares vesting in 2015 (b)	Number of granted shares vesting in 2016 (b)	Total shares
Steven L. Newman	57,066	97,494	79,458	15,340	249,358
Esa Ikäheimonen	14,089	10,715	26,694	5,327	56,825
John Stobart	5,412	11,834	26,217	4,794	48,257
Total	76,567	120,043	132,369	25,461	354,440
_____________________________________________
(a)	The number of shares held includes privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)
The number of granted shares vesting in the years ending December 31, 2014, 2015 and 2016 represents the vesting of previously granted time-based deferred units and market-based contingent deferred units.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2014
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2015	Number of granted stock options vesting in 2016	Number of granted stock options vesting in 2017	Total vested and unvested stock options
Steven L. Newman	368,852	85,253	41,171	—	495,276
Esa Ikäheimonen	14,295	14,295	14,296	—	42,886
John Stobart	12,865	12,866	12,866	—	38,597
Total	396,012	112,414	68,333	—	576,759

	December 31, 2013
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2014	Number of granted stock options vesting in 2015	Number of granted stock options vesting in 2016	Total vested and unvested stock options
Steven L. Newman	264,394	104,458	85,253	41,171	495,276
Esa Ikäheimonen	—	14,295	14,295	14,296	42,886
John Stobart	—	12,865	12,866	12,866	38,597
Total	264,394	131,618	112,414	68,333	576,759

Note 7—Guarantees and Commitments

Transocean Inc. debt obligations—Transocean Inc. has issued certain debt securities or entered into other debt instruments, including notes, revolving credit facilities, debentures, surety bonds, letters of credit, and convertible note obligations.  We have guaranteed certain of these debt securities or other debt instruments.  We are not subject to any significant restrictions on their ability to obtain funds from their consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2014 and 2013, the aggregate carrying amount of debt that we have guaranteed was USD 9.0 billion, equivalent to approximately CHF 9.0 billion and CHF 8.0 billion, respectively.

Macondo well litigation settlement obligations—On January 3, 2013, certain of our wholly-owned subsidiaries reached agreements with the U.S. Department of Justice (“DOJ”) to resolve certain matters arising from the Macondo well incident.  The agreements included a criminal plea (the “Plea Agreement”), pursuant to which one of our subsidiaries pled guilty to one misdemeanor count of negligently discharging oil in the U.S. Gulf of Mexico, in violation of the U.S. Clean Water Act, and a civil consent decree (the “Consent Decree”), which resolved certain claims by the DOJ, the U.S. Environmental Protection Agency (the “EPA”) and the U.S. Coast Guard against certain of our subsidiaries (the “Transocean Defendants”) and certain incidents of noncompliance that were alleged by the U.S. Bureau of Safety and Environmental Agency.

As part of this resolution, under the terms of the Plea Agreement and the Consent Decree, certain of our subsidiaries agreed to pay USD 1.4 billion, equivalent to approximately CHF 1.3 billion, in fines, recoveries and civil penalties, excluding interest, in scheduled payments over a five-year period through 2017.  We have guaranteed the scheduled payments and other obligations required of the Transocean Defendants under the Plea Agreement and the Consent Decree.  In connection with our guarantee, the Transocean Defendants pay to us a guarantee fee.  The guarantee fee is paid annually, beginning on January 1, 2014 through 2018, and is equivalent to 1.76 percent of the weighted average daily outstanding balance due by the Transocean Defendants over the prior year.  In the years ended December 31, 2014 and 2013, we recognized guarantee fee income of CHF 7 million and CHF 16 million, respectively.

On February 25, 2013, certain of our subsidiaries (the “Respondents”) and the EPA entered into an administrative agreement (the “EPA Agreement”).  The EPA Agreement resolves all matters relating to suspension, debarment and statutory disqualification arising from the matters contemplated by the Plea Agreement.  Subject to compliance with the terms of the EPA Agreement, the EPA agreed that it will not suspend, debar or statutorily disqualify the Respondents and will lift any existing suspension, debarment or statutory disqualification.  We have guaranteed the obligations required of the Respondents under the EPA Agreement.

Norway tax investigations and trial contingent obligations—Certain of our wholly-owned subsidiaries are involved in ongoing investigations by Norwegian civil tax and criminal authorities relating to various transactions undertaken in 2001 and 2002 as well as the actions of certain employees of our former external tax advisors on these transactions.  The authorities issued tax assessments related to certain restructuring transactions, migration of a subsidiary that was previously subject to tax in Norway, a 2001 dividend payment, certain currency exchange deductions and dividend withholding tax.  We have guaranteed these tax assessments and related contingent obligations.  At December 31, 2013, the aggregate amount of our guarantee with respect to these tax disputes was NOK 699 million, equivalent to approximately CHF 102 million.  In September 2014, the Norwegian tax authorities formally abandoned part of the claim by issuing a revised writ, and we reduced our guarantee to NOK 35 million, equivalent to approximately CHF 5 million.  In October 2014, the Norwegian tax authorities formally dismissed all remaining claims related to the migration of our subsidiary that was previously subject to tax in Norway.  As a result, we terminated the guarantee of NOK 35 million, equivalent to approximately CHF 5 million.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

Transocean Management Ltd. office lease obligation—Transocean Management Ltd., has entered into a lease obligation for its principal offices in Vernier, Switzerland.  Under an uncommitted line of credit, Transocean Ltd. has issued a surety bond in the full amount of this lease obligation.  At December 31, 2014 and 2013, our guarantee for the Transocean Management Ltd. office lease obligation was CHF 460,000.

Note 8—Contingencies

U.S. Gulf of Mexico Macondo well incident—On April 22, 2010, the Ultra-Deepwater Floater Deepwater Horizon, a rig owned and operated by certain of Transocean Ltd.’s wholly-owned subsidiaries (the “Macondo Subsidiaries”), sank after a blowout of the U.S. Gulf of Mexico Macondo well caused a fire and explosion on the rig.  The Macondo Subsidiaries have been named in lawsuits related to the Macondo well incident.  Although the potential impact is uncertain, Transocean Ltd. and the Macondo Subsidiaries have excess liability insurance coverage as well as contractual indemnities from the operator of the well.  See Note 11—Subsequent Events.

Federal securities claims—A federal securities class action was filed in the U.S. District Court for the Southern District of New York, naming the Company and certain officers and directors as defendants.  This action, captioned DeKalb County Pension Fund v. Transocean Ltd., et al., alleges that the proxy statement related to the shareholder meeting in connection with the merger with GlobalSantaFe Corporation (“GlobalSantaFe”) violated Section 14(a) of the Exchange Act (the “DeKalb Section 14 case”), Rule 14a 9 promulgated thereunder and Section 20(a) of the Exchange Act.  The plaintiff claims that GlobalSantaFe shareholders received inadequate consideration for their shares as a result of the alleged violations and seeks recessionary and compensatory damages, including damages based on the decline in the stock price after the Macondo well incident.

On March 11, 2014, the Court dismissed the claims in the DeKalb Section 14 case as time-barred, finding that American Pipe tolling is not applicable to the statute of repose governing claims under Section 14(a) of the Exchange Act.  Judgment was entered, and Plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit (the “Second Circuit”).  Briefing in the Second Circuit was temporarily stayed due to the U.S. Supreme Court’s grant of certiorari in another case, Public Employees' Retirement System of Mississippi v. IndyMac MBS, Inc., et al. (the “IndyMac matter”), which addressed the issue on which the motion to dismiss in the DeKalb matter was decided with regard to the applicability of American Pipe tolling to the statute of repose governing claims under the Exchange Act.  However, the U.S. Supreme Court dismissed the writ of certiorari in the IndyMac matter as improvidently granted on September 29, 2014 and issued judgment on October 31, 2014.  The Second Circuit briefing schedule in the Dekalb matter was subsequently unstayed, and plaintiffs filed their opening brief on December 19, 2014.

Shareholder derivative claims— In June 2010, two shareholder derivative suits were filed in the state district court in Texas by our shareholders naming the Company as a nominal defendant and certain of its current and former officers and directors as defendants.  These cases alleged breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets in connection with the Macondo well incident.  One of these cases was voluntarily dismissed by the plaintiff in December 2012, and the other was fully and finally dismissed by the state district court in August 2013 on the ground that the action must be maintained in the courts of Switzerland.  The First Court of Appeals in Texas affirmed the dismissal in July 2014.  No further review was sought, and the case is now closed.

Wrongful death and personal injury claims—As of December 31, 2014, we and the Macondo Subsidiaries continue to be named, along with other unaffiliated defendants, in nine complaints that were pending in state and federal courts in Louisiana and Texas involving multiple plaintiffs that allege wrongful death and other personal injuries arising out of the Macondo well incident.  Per the order of the Multi-District Litigation Panel, all claims but one have been centralized for discovery purposes in the U.S. District Court, Eastern District of Louisiana.  The complaints generally allege negligence and seek awards of unspecified economic damages and punitive damages.  BP, MI-SWACO, Weatherford Ltd. and Cameron and certain of their affiliates, have, based on contractual arrangements, also made indemnity demands upon us with respect to personal injury and wrongful death claims asserted by our employees or representatives of our employees against these entities.

Swiss value added tax—We are one of a group of Swiss entities, which are jointly and severally liable for the whole Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 9—Related Party Transactions

Transocean Inc.—Transocean Inc. holds our shares to satisfy, on our behalf, our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.  At December 31, 2014 and 2013, Transocean Inc. held 8.7 million and 10.2 million, respectively, of our shares for this purpose.

We and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement dated June 1, 2011, establishing a USD 2.0 billion revolving credit facility.  In the year ended December 31, 2014, Transocean Inc. declared a dividend for USD 1.5 billion, equivalent to approximately CHF 1.4 billion, in satisfaction of amounts due under the revolving credit facility.  At December 31, 2014 and 2013, we had borrowings of USD 19 million and USD 1.2 billion, respectively, equivalent to approximately CHF 19 million and CHF 1.1 billion, respectively, outstanding under the revolving credit facility.  At December 31, 2014, the variable interest rate on the outstanding borrowings was 2.25 percent.

TRANSOCEAN LTD.
NOTES TO STATUTORY FINANCIAL STATEMENTS – continued

In the year ended December 31, 2014, Transocean Inc. also declared and paid to us an aggregate cash dividend of USD 825 million, equivalent to approximately CHF 817 million.

Other subsidiaries—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  In the years ended December 31, 2014 and 2013, we recognized such costs of CHF 13 million and CHF 18 million, respectively, recorded in general and administrative costs and expenses, including personnel costs of CHF 8 million in both years.

Note 10—Risk Assessment

Transocean Ltd., as the ultimate parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS, is fully integrated into the Group-wide internal risk assessment process.  In connection with its Group-wide internal risk assessment process, management regularly reports identified risks and reactions to such risks in its report to the board of directors of Transocean Ltd.  The operating divisions of the Group and by specific corporate functions, including treasury, legal, internal audit, engineering and operations perform the procedures and actions necessary to identify risks and, where appropriate, mitigate such risks.  Each operating division and corporate function is responsible for supporting and monitoring the Group-wide processes and procedures to ensure their effective execution.

Note 11—Subsequent Event

Distributions of qualifying additional paid-in capital—On February 15, 2015, our board of directors announced its recommendation that our shareholders at the 2015 annual general meeting approve a distribution of qualifying additional paid-in capital in the form of a U.S. dollar denominated dividend of $0.60 per outstanding share, payable in four quarterly installments of $0.15 per outstanding share, subject to certain limitations.  If approved, we expect that the dividend installments will be paid in June 2015, September 2015, December 2015 and March 2016.

Macondo well incident insurance coverage—On February 13, 2015, the Texas Supreme Court issued its answer to one of the Fifth Circuit’s questions by determining that BP is not entitled to coverage under certain of our insurance policies for damages arising from subsurface pollution because BP assumed, and we did not assume, liability for such claims.

Impairment—We estimate the fair value of our investments using a variety of valuation methods, including the income and market approaches, translated at the applicable currency exchange rate at December 31, 2014.  Subsequent to December 31, 2014, the currency exchange rate between the Swiss franc and the US dollar has continued to fluctuate.  At February 17, 2015, the exchange rate was CHF 0.93 to USD 1.00.  As an assessment of the sensitivity of the fair value, if the February 17, 2015 exchange rate were to prevail on December 31, 2015, we would be required to recognize an incremental impairment loss of CHF 640 million compared to the December 31, 2014 exchange rate.  Economic factors and conditions often affect multiple assumptions simultaneously and the effects of changes in key assumptions are not necessarily linear.

Chief Executive Officer—Effective February 15, 2015, Steven L. Newman and our board of directors mutually agreed that he would step down as Chief Executive Officer.  Effective February 16, 2015, Ian C. Strachan, the chairman of our board of directors, assumed the role on an interim basis.

TRANSOCEAN LTD.

PROPOSED APPROPRIATION OF AVAILABLE EARNINGS

Proposed Appropriation of Available Retained Earnings (Accumulated Loss)

The board of directors proposes that shareholders at the annual general meeting in 2015 approve the following appropriation (in thousands):

	December 31,
	2014		2013
Balance brought forward from previous years	chf	60,609	chf	90,284
Net loss of the year		(5,422,186)		(29,675)
Total retained earnings (accumulated loss)		(5,361,577)		60,609
Balance to be carried forward on this account	chf	(5,361,577)	chf	60,609

Proposed Distribution of a Dividend out of General Legal Reserves from Capital Contribution

The Board of Directors recommends to, and proposes for approval by, the shareholders that CHF 422,084,000 of general legal reserves from capital contribution be released and allocated to “dividend reserve from capital contribution” (the “Dividend Reserve”).

Proposed Release of General Legal Reserves from Capital Contribution to Dividend Reserve (in thousands)

General legal reserves from capital contribution, as of December 31, 2014	chf	8,363,622
Less release to dividend reserve from capital contribution		422,084
Remaining general legal reserves from capital contribution	chf	7,941,538

The Board of Directors submits and recommends for approval the shareholder resolution set forth below for approval by the Company's shareholders.

Shareholder Resolution

It is hereby resolved as follows:

(1)           A dividend in the amount of USD 0.60 per share of the Company (the “Per Share USD Dividend Amount,” and the aggregate Per Share USD Dividend Amount, calculated on the basis of the total number of shares outstanding as of the 2015 Annual General Meeting, excluding any shares held by the Company or any of its direct or indirect subsidiaries, the “Aggregate USD Dividend Amount”) shall be distributed out of the dividend reserve from capital contribution (expressed in CHF and amounting to CHF 422,084,000) pursuant to the proposal of the Board of Directors (the “Dividend Reserve”); the dividend shall be payable in four equal installments of USD 0.15 per share of the Company outstanding (excluding any shares held by the Company or any of its direct or indirect subsidiaries) on the record date for the applicable installment (each such installment hereinafter a “Per Share Quarterly USD Dividend Amount;” each date on which a Per Share Quarterly USD Dividend Amount is paid hereinafter an “Installment Date;” and the aggregate Per Share Quarterly USD Dividend Amount payable on an Installment Date, calculated on the basis of the total number of shares outstanding as of the record date for the relevant Per Share Quarterly USD Dividend Amount, the “Aggregate Quarterly USD Dividend Amount”);

provided, however, that:

(a)           if, on the date of the 2015 Annual General Meeting, the Aggregate USD Dividend Amount exceeds, when converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2015 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, the Dividend Reserve (expressed in CHF), the proposed Per Share USD Dividend Amount shall be reduced such that the Aggregate USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2015 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, is at a maximum equal to the Dividend Reserve (expressed in CHF); and

provided, further, that:

(b)           if any Aggregate Quarterly USD Dividend Amount, when converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for that Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, exceeds the Dividend Reserve amount (expressed in CHF) as of the record date for that Aggregate Quarterly USD Dividend Amount, taking into account the payment of any preceding Aggregate Quarterly USD Dividend Amount (if any) (the Dividend Reserve so calculated hereinafter the “Remaining Dividend Reserve”), the Per Share Quarterly USD Dividend Amount shall be reduced such that the Aggregate Quarterly USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for such Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, Executive Management Team in its reasonable discretion, is at a maximum equal to the Remaining Dividend Reserve; and

TRANSOCEAN LTD.

provided, further, that:

(c)           the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, shall at any time have the authority to, in its discretion, accelerate or otherwise change the timing of the payment of the Per Share Quarterly USD Dividend Amount or to pay on an Installment Date more than one Per Share Quarterly USD Dividend Amount.

(2)           Shareholders may, upon the terms and conditions provided by the Board of Directors in its reasonable discretion, elect, during the election period as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, to receive any Per Share Quarterly USD Dividend Amount in CHF (subject to the downward adjustments in accordance with the principles set forth above under (1)), at the USD/CHF exchange rate as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its discretion.

(3)           It shall be the task of the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team to execute this resolution of the 2015 Annual General Meeting, including, but not limited to, reducing as appropriate the Per Share USD Dividend Amount and/or the Per Share Quarterly USD Dividend Amount, setting the record dates, the ex-dividend dates, the Installment Dates, and determining the duration of the election period to request payment of the Per Share Quarterly USD Dividend Amount in CHF and, for purposes of such election, the applicable USD/CHF exchange rate. As specified in the Articles of Association, the Board of Directors will determine the date from which shares newly issued out of the authorized share capital of the Company are entitled to dividend payments. Shares newly issued out of the conditional share capital are entitled to dividend payments if such shares are issued and outstanding on or before the record date for the relevant Per Share Quarterly USD Dividend Amount. For the avoidance of doubt, shareholders who sell their shares prior to the relevant record date lose their dividend entitlement and transfer such entitlement to the purchaser(s) of their shares.

(4)           Any Dividend Reserve amount remaining after the payment of the final Aggregate Quarterly USD Dividend Amount shall, by operation of this shareholder resolution, be immediately reallocated to the account "General legal reserves - Reserve from capital contribution," included in the Company's statutory standalone balance sheet, without any requirement that such reallocation be approved by the Board of Directors or the general meeting of shareholders.